UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): December 12, 2024
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 12, 2024, TransUnion Intermediate Holdings, Inc. (“Holdings”), Trans Union LLC (the “Borrower”), certain wholly-owned subsidiaries of TransUnion, Deutsche Bank AG New York Branch, as the administrative agent and the collateral agent, and the lenders party thereto entered into Amendment No. 24 (the “Amendment”) to the Third Amended and Restated Credit Agreement, dated as of August 9, 2017 (as amended, amended and restated, supplemented and/or otherwise modified from time to time, including pursuant to the Amendment, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein have the respective meanings given such terms in the Credit Agreement.
Pursuant to the Amendment, the Credit Agreement was amended to, among other things, (i) refinance in full the Borrower’s outstanding 2024 Replacement Term B-7 Loans with a new tranche of term loans in an aggregate principal amount of $1,885,525,000 (the “2024 Refinancing Term B-9 Loans”), (ii) refinance a portion of the Borrower’s outstanding 2019 Replacement Term B-5 Loans with an upsize of the existing tranche of 2024 Refinancing Term B-8 Loans (as defined in the Credit Agreement) in an aggregate principal amount of $425,000,000 (the “2024-2 Refinancing Term B-8 Loans”) and (iii) make certain other changes to the Credit Agreement as set forth therein. In addition, all of the obligations under the Loan Documents were reaffirmed in all respects.
The proceeds of the 2024 Refinancing Term B-9 Loans, together with cash on hand at Holdings and its subsidiaries, were used to refinance in full the existing 2024 Replacement Term B-7 Loans and to pay accrued interest, fees and expenses incurred in connection therewith. The proceeds of the 2024-2 Refinancing Term B-8 Loans, together with cash on hand at Holdings and its subsidiaries, were used to refinance a portion of the existing 2019 Replacement Term B-5 Loans and to pay accrued interest, fees and expenses incurred in connection therewith. Immediately after giving effect to such refinancing, $149,500,000 of 2019 Replacement Term B-5 Loans remained outstanding.
Holdings and its direct and indirect wholly-owned subsidiaries party to the Credit Agreement and ancillary agreements and documents (other than the Borrower) continue to provide an unconditional guaranty of all amounts owing under the Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of the Borrower, Holdings and the other guarantors, including their investments in subsidiaries. The Credit Agreement continues to contain various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.
The Borrower is required to make quarterly amortization payments on the 2024 Refinancing Term B-9 Loans in an amount equal to $4,713,812.50 per quarter beginning with the quarter ended December 31, 2024. The 2024 Refinancing Term B-9 Loans will mature on June 24, 2031. The Borrower is required to make quarterly amortization payments on the 2024 Refinancing Term B-8 Loans (including the 2024-2 Refinancing Term B-8 Loans) in an amount equal to $4,815,162.91 per quarter beginning with the quarter ended December 31, 2024. The 2024 Refinancing Term B-8 Loans (including the 2024-2 Refinancing Term B-8 Loans) will continue to mature on June 24, 2031.
The interest rates on the 2024 Refinancing Term B-9 Loans are based, at the Borrower’s election, on (1) term SOFR, subject to a 0.50% floor, plus an applicable margin of 1.75% or (2) an alternate base rate plus an applicable margin of 0.75%. The interest rates on the 2024 Refinancing Term B-8 Loans (including the 2024-2 Refinancing Term B-8 Loans) will continue to be based, at the Borrower’s election, on (1) term SOFR, subject to a 0% floor, plus an applicable margin of 1.75% or (2) an alternate base rate plus an applicable margin of 0.75%.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover page Interactive Data File (embedded within the inline XBRL file).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: December 17, 2024	By:	/s/ Todd M. Cello
	Name:	Todd M. Cello
	Title:	Executive Vice President, Chief Financial Officer